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                                                                  Exhibit 10.8.1

                 ENTERASYS - RIVERSTONE FMA PRODUCTS AGREEMENT

This FMA Products Agreement (the "Agreement") is entered into as of September 29, 2000 between Enterasys Networks, Inc., a Delaware corporation ("Enterasys") and Riverstone Networks, Inc., a Delaware corporation ("Riverstone"). Riverstone and Enterasys are controlled subsidiaries of Cabletron Systems, Inc., a Delaware corporation ("CSI").

Whereas, CSI, Flextronics International USA, Inc., a California corporation ("Flextronics") and Flextronics International Ireland Limited, a limited liability company organized under the laws of Ireland ("Flextronics Ireland") are parties to: (a) and Asset Purchase Agreement dated January 18, 2000 (the "Asset Purchase Agreement'); and (b) a Flextronics International Manufacturing Services Contract, dated March 1, 2000 (the "Flextronics Manufacturing Agreement" or the "FMA") under which Flextronics and Flextronics Ireland manufacture and sell certain Products to CSI and its Affiliates;

Whereas, Enterasys and Riverstone as Affiliates of CSI have enjoyed the benefits of the FMA;

Whereas, CSI and Enterasys entered into an Assignment and Assumption Agreement dated June 3, 2000 under which CSI transferred and assigned all of its rights, interests and obligations under the FMA to Enterasys, and Enterasys assumed all such rights, interests and obligations; and

Whereas, it is the intention of Enterasys and Riverstone that Riverstone should continue to have the benefits of obtaining Products manufactured and sold pursuant to the FMA;

Now, Therefore, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Enterasys and Riverstone hereby agree as follows:

1.  Definitions

    1.1. The terms "Affiliate," "Customer," "Purchase Orders," and "Product" shall have the meanings defined in the Flextronics Manufacturing Agreement

    1.2. "Parties" shall mean Enterasys and Riverstone, each of which may be referred to as a "Party."

2. Access to Manufactured Products - Enterasys agrees that Riverstone may obtain all Products manufactured under the FMA either directly from Flextronics or Flextronics Ireland as an Affiliate of CSI or Enterasys or indirectly by resale from Enterasys.

3. Prices - Products purchased by Riverstone directly from Flextronics or Flextronics Ireland shall be purchased at prices determined by the FMA. All other terms and conditions relating to the sale of Products directly by Enterasys to Riverstone shall be governed by the Memorandum of Agreement Regarding Enterasys-Riverstone Inter-Company Operations dated June 3, 2000 or a superceding agreement.

4. Riverstone's Support Obligations - Riverstone agrees that it shall pay or reimburse for payments required by Section 4.3 of the FMA caused by Riverstone's cancellation of Purchase Orders and a proportionate share of any Product price savings rebate paid pursuant to Section 12.6 of the FMA.;
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5.  Obligations of Enterasys - For so long as Riverstone continues, directly or indirectly, to purchase Products under the FMA, Enterasys shall promptly pay to Riverstone its proportionate share of any operating profit rebate paid pursuant to Section 12.7 of the FMA, with the proportionate share being determined by the relative dollar volumes of Products purchased by the Parties during the relevant period.

6. Successors and Assignment - This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, transferees and assigns. This Agreement may be assigned by either Party only: (i) in connection with any sale or merger of such Party (or a major group or division of such Party), provided that written notice is provided to the non-assigning Party at least thirty (30) days before such transaction closes; (ii) in whole or in part to one or more controlled subsidiaries of the assigning Party; or (iii) with the written consent of the non-assigning Party.

7. Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware notwithstanding any contrary conflicts or choice of law principles.

8. Counterparts - This Agreement may be executed in two counterparts, each of which shall be deemed an original but which together will constitute one and the same instrument.

In Witness Whereof, the undersigned have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

Enterasys Networks, Inc                          Riverstone Networks, Inc.


By: /s/ Enrique P. Fiallo                        By: /s/ Romulus S. Pereira
Title:  President and CEO                        Title: President and CEO
Date: September 29, 2000                         Date: September 29, 2000




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